UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On November 19, 2021, FAT Brands Inc. (the “Company”), Wingtime, LLC (“Seller”) and Native Grill and Wings Franchising, LLC (“Native”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to acquire all of the outstanding equity interests of Native from Seller (the “Transaction”). The purchase price for the Transaction will be $20,000,000, subject to certain adjustments, payable by the Company in cash at closing (the “Closing”). Following the Closing, the parties will cooperate to finalize certain customary adjustments to the purchase price with respect to working capital.

The obligations of the parties to consummate the Transaction are subject to certain customary closing conditions, including the absence of any governmental order or injunction prohibiting any of the transactions contemplated by the Purchase Agreement, the accuracy of the representations and warranties of the parties in the Purchase Agreement (subject to certain materiality qualifiers), and the other parties’ compliance in all material respects with their respective covenants and agreements contained in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The covenants include, among others, that (i) Native is obligated to operate its business in the ordinary course, subject to certain conditions, between the execution of the Purchase Agreement and the Closing, and (ii) Native agrees not to engage in certain transactions between the execution of the Purchase Agreement and the Closing, except with the prior written consent of the Company. Seller and the Company are required to use their commercially reasonable efforts to satisfy their respective closing conditions to the Transaction. The Purchase Agreement provides that the Seller will, subject to certain limitations, indemnify the Company against claims and losses incurred or suffered by the Company arising out of, among other things, any breach or inaccuracy in any representation or warranty of the Seller contained in the Purchase Agreement or any breach or failure of the Seller to perform any covenant or obligation set out in the Purchase Agreement.

The Closing is expected to occur on or about December 15, 2021. The Purchase Agreement may be terminated prior to the Closing upon the occurrence or non-occurrence of certain events, including by the Company or Seller if the Closing has not occurred on or before December 31, 2021, provided that no such termination may be made by a party if the failure to close shall be due to the failure of the terminating party to perform or comply with any of its covenants, agreements or obligations to be performed or complied with by it prior to the Closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by this reference. The Purchase Agreement has been filed to provide stockholders of the Company with information regarding its terms and is not intended to provide any other information about the Company, Native or Seller. The Purchase Agreement contains representations and warranties by the Company, Native and Seller which were made solely for the benefit of the other parties to the Purchase Agreement and (i) may have been qualified in the Purchase Agreement by confidential disclosure schedules that were delivered to the other parties in connection with the signing of the Purchase Agreement, which disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations, warranties, and covenants set forth in the Purchase Agreement, (ii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder of the Company may view as material, and (iii) may have been made only as of the date of the Purchase Agreement or as of another date specified in the Purchase Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, stockholders of the Company should not rely upon representations and warranties of the parties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller or Native.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement – Andrew A. Wiederhorn

On November 18, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Andrew A. Wiederhorn, who has served as the Company’s Chief Executive Officer since its inception. Pursuant to the Employment Agreement, Mr. Wiederhorn’s term as Chief Executive Officer will continue for a period of three years from July 1, 2021, the effective date of the Employment Agreement, unless earlier terminated as provided in the Employment Agreement, and will be automatically extended for additional terms of successive two year periods unless the Company or Mr. Wiederhorn gives written notice of the termination of his employment at least 180 days prior to the expiration of the then current termination date.

Pursuant to the Employment Agreement, Mr. Wiederhorn’s annual base salary is $750,000, subject to an annual merit-based increases in the sole discretion of the Board of Directors of the Company (the “Board”). Mr. Wiederhorn will also be eligible for an annual discretionary bonus in the sole discretion of the Board, with a target annual discretionary Bonus of up to 100% of base salary and a maximum of 300% of base salary for exceptional performance in the sole discretion of the Board. Mr. Wiederhorn’s eligibility to receive a bonus for any particular calendar year is subject to the achievement by him and the Company, as applicable, of personal and Company-wide targets to be established by the Company in the discretion of the Board.

Pursuant to the Employment Agreement, Mr. Wiederhorn will be eligible to receive awards of equity from time to time in the form of stock options, stock purchase rights and/or restricted stock awards. Such awards will be subject to the achievement by Mr. Wiederhorn and the Company, as applicable, of personal and Company-wide targets to be established by the Company, on such terms and subject to such conditions as the Board shall determine as of the date of any such grant. In the event of a change in control (as defined in the Employment Agreement), Mr. Wiederhorn’s continuous employment is involuntarily terminated without “cause” (as defined in the Employment Agreement), or Mr. Wiederhorn resigns from continuous employment for “good reason” (as defined in the Employment Agreement), and in any case other than as a result of his death or disability, then 100% of the equity awards that are then unvested will become fully vested. In addition, in the event that Mr. Wiederhorn’s employment is terminated by the Company without “cause” or by Mr. Wiederhorn for “good reason”, Mr. Wiederhorn will be entitled to receive severance of 12 months of base salary payable on the Company’s regular payroll schedule.

The Employment Agreement also entitles Mr. Wiederhorn to participate in the benefit plans or programs that the Company may make available to employees and their families from time to time. The Employment Agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses and, for security purposes, use at the Company’s expense of private aircraft transportation for all business-related travel. The Company will also bear expenses for Mr. Wiederhorn’s personal use of private aircraft transportation that does not exceed 100 hours of flight time in any calendar year. In addition, Mr. Wiederhorn is entitled to 25 days of paid time off during each twelve-month period of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Appointment of Chief Operating Officer

On November 18, 2021, the Company promoted Thayer D. Wiederhorn to Chief Operating Officer of the Company, effective immediately. Mr. Wiederhorn, age 33, has served as the Company’s Chief Marketing Officer since its inception, and previously served as Vice President-Marketing of Fatburger North America Inc. and Buffalo’s Franchise Concepts Inc. Mr. Wiederhorn received his Bachelor of Science degree in Business Administration, with an emphasis in Finance Business Economics, from the University of Southern California. Thayer Wiederhorn is the son of Andrew Wiederhorn and the brother of Taylor Wiederhorn.

Thayer Wiederhorn’s annual compensation was $300,000 in 2020 and $480,000 in 2021, and he is eligible to participate in the general welfare and benefit plans of the Company. In 2020, he vested in stock options to purchase 10,212 shares of the Company’s Class A Common Stock that were granted in previous years, and on November 16, 2021 he received an award of stock options to purchase 100,000 shares of Class A Common Stock at $11.43 per share, vesting in three equal annual installments beginning on the first anniversary of the grant date.

Item 7.01 Regulation FD Disclosure.

On November 22, 2021, the Company issued a press release announcing that it has entered into the Purchase Agreement to acquire Native Grill & Wings. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the attached Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K, including exhibits filed or furnished herewith, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the ability of the Company to complete the acquisition of Fazoli’s and Native Grill & Wings and open new stores under development, the future financial performance and growth of the Company following the acquisition of Fazoli’s and Native Grill & Wings, including expectations of the Company’s EBITDA, unit volumes and system-wide sales following the acquisition, and the Company’s ability to conduct future accretive and successful acquisitions. Forward-looking statements reflect the Company’s expectations concerning the future and are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, the Company’s ability to successfully integrate and exploit the synergies of the acquisition of Fazoli’s and Native Grill & Wings, the Company’s ability to grow and expand revenues and earnings following the acquisition, and uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic. These risks, uncertainties and contingencies are difficult to predict and beyond our control, and could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1 *	Membership Interest Purchase Agreement, dated as of November 19, 2021, by and among FAT Brands Inc., Wingtime, LLC, and Native Grill and Wings Franchising, LLC
10.1	Employment Agreement, dated as of November 18, 2021, by and between FAT Brands Inc. and Andrew A. Wiederhorn
99.1	Press release of FAT Brands Inc., dated November 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 24, 2021

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer